SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2002

Trikon Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22501	95-4054321
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Ringland Way, Newport, Gwent NP18 2TA, United Kingdom
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: 44-1633-414-000

______________________________________________________________________________
(Former name or former address, if changed since last report)

Item 5. Other Events

On March 27, 2003, we announced the appointment of Dr. Jihad Kiwan as our president and chief executive officer effective March 30, 2003. Mr. Wheeler will continue to serve as a member of our board of directors and will be appointed vice chairman.

Dr. Kiwan joins Trikon Technologies from Amkor Wafer Fabrication Services where he was Senior Vice President and General Manager. He previously worked for SCI Systems and Hewlett Packard. Dr. Kiwan gained a Master’s Degree and Ph.D. at the University of Toulouse.

A copy of the press release announcing the appointment of Dr. Kiwan is attached hereto as Exhibit 99.1, and a copy of the employment agreement with Dr. Kiwan is attached hereto as Exhibit 10.1.

Certain statements made in this current report on Form 8-K and the exhibits attached hereto contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements included or incorporated by reference in this Annual Report on Form 10-K, other than statements that are purely historical, are forward looking statements. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and other similar expressions or variations of such words are intended to identify these forward-looking statements.

These forward-looking statements, which include statements about our development efforts in the field of low k dielectrics and the acceptance of our technological innovations and products are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include, among other things, the risk that the industry adopts competing technologies for the deposition of low k materials and that our technology is not accepted, as well as the other risks described from time to time in the reports we filed with the SEC.

All forward-looking statements included or incorporated by reference in this Current Report on Form 8-K are based on information available to us as of the date hereof, and we assume no obligation to update any such forward-looking statements. Stockholders are cautioned not to place undue reliance on such statements.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

10.1	Employment Agreement, dated March 18, 2003 and effective March 30, 2003, between Trikon Technologies, Inc. and Dr. Jihad Kiwan
99.1	Press release dated March 27, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2003	TRIKON TECHNOLOGIES, INC.

By: /s/ Nigel Wheeler Nigel Wheeler. President and Chief Executive Officer

Exhibit Index

10.1	Employment Agreement, dated March 18, 2003 and effective March 30, 2003, between Trikon Technologies, Inc. and Dr. Jihad Kiwan
99.1	Press release dated March 27, 2003